UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2011(January 21, 2011)

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 21, 2011, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of a four story, limited service extended-stay hotel located in Harahan, Louisiana (“TownePlace Suites Hotel”) from Citrus Suites, LLC (the “Seller”), as described in the Current Report.  The Current Report on Form 8-K filed on January 21, 2011 was filed without the requisite financial information regarding TownePlace Suites Hotel. Accordingly, we are filing this Amendment to the Current Report to include such information.

Item 9.01.	Financial Statements and Exhibits

(a)
Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2010 and January 1, 2010

Statements of Operations for the years ended December 31, 2010 and January 1, 2010

Statements of Members’ Equity for the years ended December 31, 2010 and January 1, 2010

Statements of Cash Flows for the years ended December 31, 2010 and January 1, 2010

Notes to Financial Statements

(b)
Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: April 20, 2011	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

CITRUS SUITES, LLC DBA “TOWNEPLACE SUITES BY MARRIOTT- METAIRIE, LA”

For the Years ended December 31, 2010 and January 1, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Lightstone Value Plus Real Estate Investment Trust II, Inc.

We have audited the accompanying balance sheets of Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA” (the “Hotel”) as of December 31, 2010 and January 1, 2010, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Hotel is not required to have nor were we engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA” as of December 31, 2010 and January 1, 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

 /s/ EisnerAmper LLP

April 20, 2011
Edison, New Jersey

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA”

Balance Sheets

	December 31, 2010	January 1, 2010
Assets
Real estate, net	$6,462,759	$6,740,585
Cash	218,197	213,433
Accounts receivable	121,038	101,777
Prepaid expense and other assets	163,812	191,525

Total assets	$6,965,806	$7,247,320

Liabilities and Members’ Equity

Mortgage loan payable	$6,649,330	$6,957,050
Accounts payable	42,683	22,438
Accrued expenses and other liabilities	168,794	128,461

Total liabilities	6,860,807	7,107,949

Commitments and contingencies

Members’ equity	104,999	139,371

Total liabilities and members’ equity	$6,965,806	$7,247,320

See accompanying notes to financial statements.

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA”

Statements of Operations

For the years ended

	December 31, 2010	January 1, 2010
Revenues:
Rooms	$3,164,873	$2,812,690
Other	54,733	46,496

Total revenues	3,219,606	2,859,186

Operating expenses:
Rooms	558,193	566,715
Administrative and general	283,780	261,509
Marketing and sales	129,918	149,791
Depreciation	277,826	277,069
Property operation and maintenance	166,204	182,987
Utilities	97,679	84,507
Management fees	145,028	114,367
Real estate and other property taxes	130,569	127,421
Franchise fees	281,054	230,511
Insurance	128,607	97,505
Other	38,923	38,799

Total operating expenses	2,237,781	2,131,181

Operating income	981,825	728,005

Interest expense	423,326	468,270

Net income	$558,499	$259,735

See accompanying notes to financial statements.

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA”

Statements of Members’ Equity

Balance, January 2, 2009	$134,309
Contributions	1,051,545
Distributions	(1,306,218)
Net income	259,735

Balance, January 1, 2010	139,371
Contributions	968,743
Distributions	(1,561,614)
Net income	558,499

Balance, December 31, 2010	$104,999

See accompanying notes to financial statements.

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA”

Statements of Cash Flows

For the years ended

	December 31, 2010	January 1, 2010
Cash flows from operating activities
Net income	$558,499	$259,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	277,826	277,069
Amortization	3,304	3,172
Changes in operating assets and liabilities:
Accounts receivable	(19,261)	63,547
Prepaid expense and other assets	24,409	(36,614)
Accounts payable	20,245	(32,499)
Accrued expenses and other liabilities	40,333	(74,361)

Net cash provided by operating activities	905,355	460,049

Cash flows from investing activities
Building improvement costs and equipment purchases	—	(63,539)

Net cash used in investing activities	—	(63,539)

Cash flows from financing activities
Repayment of mortgage loan payable	—	(7,200,000)
Proceeds from mortgage loan payable	—	7,200,000
Principal payments on mortgage loan payable	(307,720)	(242,950)
Payment of financing costs	—	(47,683)
Contributions	968,743	1,051,545
Distributions	(1,561,614)	(1,306,218)

Net cash used in financing activities	(900,591)	(545,306)

Net increase (decrease) in cash	4,764	(148,796)
Cash at beginning of year	213,433	362,229

Cash at end of year	$218,197	$213,433

Supplemental cash flow information
Cash paid for interest	$423,471	$427,905

See accompanying notes to financial statements.

Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA”

Notes to the Financial Statements

For the years ended December 31, 2010 and January 1, 2010

1. Organization

The financial statements of the Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA” (the “Hotel”), present the financial position, results from operations and cash flows of the Hotel's operations. The Hotel is a 125-suite limited service extended-stay hotel located in Harahan, Louisiana with immediate access to the New Orleans Airport.  The Hotel commenced operations in June 2000.

The Hotel is managed and operated by Fairway Hospitality Management Services, Inc. and operates under a Marriott Franchise Agreement.

2. Summary of Significant Accounting Policies

Fiscal Year

The Hotel utilizes a 52 or 53 week year ending on the Friday closest to December 31.  The fiscal years ended December 31, 2010 and January 1, 2010 consisted of 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United State of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is stated at cost less accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years

Building and improvements	39
Furniture, fixtures and equipment	7

Maintenance, minor repairs and replacements are expensed when incurred.

The Hotel reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. No impairment loss has been identified or recorded for the years ended December 31, 2010 or January 1, 2010.

Concentration of Risk

The Hotel maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Hotel has not experienced any losses in such accounts.  The Hotel believes it is not exposed to any significant credit risk on its cash.

Revenue Recognition and Accounts Receivable and Allowance for Doubtful Accounts

Hotel revenue is primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone, food/beverage, and cleaning) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The Hotel determined that no allowance for doubtful accounts was necessary as of December 31, 2010 and January 1, 2010.

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain financing and are amortized over the term of the related debt using the straight-line method, which approximates the effective-interest method. Amortization expense related to deferred financing cost was $1,589 and $1,457 for the years ended December 31, 2010 and January 1 2010, respectively, and is included in interest expense in the statements of operations. Gross deferred financing costs of $47,683 are included in prepaid expenses and other assets on the balance sheets.  Accumulated amortization was $3,046 and $1,457 as of December 31, 2010 and January 1, 2010, respectively.

Income Taxes

The Hotel is a limited liability company (the “LLC”) and under the existing provisions of the Internal Revenue Code, income and losses of the LLC flow through to the members of the LLC; accordingly, no provision for income taxes has been provided for in the accompanying financial statements of the Hotel.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate their carrying values based on the short maturity of the instruments.  Based upon management's estimate of borrowing rates and loan terms currently available for fixed rate financing, the fair value of the fixed rate mortgage loan payable approximates its carrying value.

New Accounting Pronouncements

In June 2009, the FASB amended authoritative guidance for consolidating VIEs. This guidance requires ongoing assessments to determine whether an entity is a variable entity and requires qualitative analysis to determine whether an enterprise’s variable interest(s) give it a controlling financial interest in a VIE. In addition, it requires enhanced disclosures about an enterprise’s involvement in a VIE. This standard was effective for fiscal years that began after November 15, 2009. The Hotel adopted this standard on January 2, 2010 and the adoption did not have a material impact on the Hotel's financial statements.

In January 2010, the FASB amended guidance to enhance disclosure requirements related to recurring and non-recurring fair value measurements. This standard became effective for the Hotel on January 2, 2010. The adoption of this standard did not have a material impact on the Hotel’s financial statements.

The Hotel has determined that all other recently issued accounting pronouncements will not have a material impact on its financial position, results of operations and cash flows, or do not apply to its operations.

3. Real Estate

Real estate is comprised of the following:

	December 31, 2010	January 1, 2010

Land	$1,500,000	$1,500,000
Building and improvements	6,024,282	6,024,282
Furniture, fixtures and equipment	863,496	863,496

Total real estate	8,387,778	8,387,778
Accumulated depreciation	(1,925,019)	(1,647,193)

Real estate, net	$6,462,759	$6,740,585

Depreciation expense was $277,826 and $277,069, for the year ended December 31, 2010 and January 1, 2010, respectively.

4. Mortgage Payable

At December 31, 2010 and January 1, 2010, the mortgage bank loan payable was $6,649,330 and $6,957,050, respectively; bearing interest at a rate of 6.5%, with monthly principal and interest payments of $63,065, amortized over 30 years, maturing in February 2039.  The mortgage loan payable is collateralized by the Hotel and related property.

As noted below, on January 19, 2011, LVP Metairie JV, LLC, a majority owned subsidiary of the Lightstone Value Plus Real Estate Investment Trust II, Inc. completed the purchase of the Hotel and the outstanding mortgage balance of $6,634,178 was paid in full from the proceeds of the sale.

5. Commitments and Contingencies

Management Agreement

The Hotel is managed by a third party, Fairway Hospitality Management Services, Inc., which performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The management agreement (the “agreement”) was for an initial term of 10 years and was renewed for an additional 10 year term in 2009.  The agreement provides for the payment of a base management fee of 4% of gross revenues as well as an incentive management fee of 20% of available cash flows, as defined by the agreement.  The financial statements reflect management fees of $145,028 and $114,367 for the years ended December 31, 2010 and January 1, 2010, respectively.

Franchise Agreement

The Hotel entered into a franchise agreement with Marriott International, Inc. for a twenty year period beginning in June 1999 that was extended for an additional five years currently ending on June 30, 2024.   The franchise agreement provides the Hotel the use of Marriott International, Inc. trade name, trademark, service mark, training and systems, among other items.  The franchise agreement provides for the payment of a franchise fee of 5% of gross revenues.  Additionally the agreement can require the Hotel to complete renovations every five years.

An initial application fee of $50,000 was due prior to the start of the agreement and is being amortized using the straight line method over the term of the agreement. This amount is included in prepaid expenses and other assets on the balance sheets.  Amortization expense related to the initial application fee was $1,715 for both the years ended December 31, 2010 and January 1, 2010, respectively, and is included in franchise fees in the statements of operations.  Accumulated amortization was $25,137 and $26,852 as of December 31, 2009 and January 1, 2010, respectively.

The financial statements reflect franchise fees of $281,054 and $230,511 for the years ended December 31, 2010 and January 1, 2010, respectively.

6. Subsequent Event
On January 19, 2011, LVP Metairie JV, LLC a majority owned subsidiary of the Lightstone Value Plus Real Estate Investment Trust II, Inc., (“Lightstone”) completed the purchase of the Hotel for approximately $12.0 million.  The purchase included substantially all of the Hotel’s assets and did not include the mortgage loan payable.

LIGHTSTONE GROUP VALUE PLUS REAL ESTATE TRUST II, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 19, 2011, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), through LVP Metairie JV, LLC (“LVP Metairie JV”), a joint venture subsidiary of our Operating Partnership, completed the acquisition of a 95% ownership interest in a four-story, limited service extended-stay hotel located in Harahan, Louisiana (“TownePlace Suites Hotel”) from Citrus Suites, LLC (the “Seller”). The remaining 5% ownership interest was acquired by TPS Metairie, LLC, an unrelated third party.  The TownePlace Suites Hotel, which has immediate access to the New Orleans Airport, will operate as a “TownePlace Suites” pursuant to a Relicensing Franchise Agreement (“Franchise Agreement”) with Marriott International, Inc. (“Marriott”). The Seller is not affiliated with the Company or its subsidiaries.

The TownePlace Suites Hotel was opened in 2000 and renovated during 2008. The TownePlace Suites Hotel currently has 125 rooms including 97 studio suites, 22 two-bedroom suites, and 6 one-bedroom suites.  The Company does not intend to make significant renovations or improvements to the TownePlace Suites Hotel. Management of the Company believes that the TownePlace Suites Hotel is adequately insured.

The aggregate purchase price for the TownePlace Suites Hotel was approximately $12.2 million, inclusive of closing and other transaction-related costs. Additionally, in connection with the acquisition, the Company’s advisor received an acquisition fee of $0.1 million which was equal to 0.95% of the Company’s proportionate share of the total contract price of $12.0 million, or $11.4 million. The acquisition was funded with offering proceeds from the sale of the Company’s common stock.

The Company has established a TRS, LVP Metairie Holding Corp. (“LVP Metairie Holding”), which has entered into an operating lease agreement for the TownePlace Suites Hotel. LVP Metairie Holding has also entered into management agreement (the “TownePlace Suites Management Agreement”) with Trans Inns Management, Inc., an unrelated third party, for the management of the TownePlace Suites Hotel, and the Franchise Agreement with Marriott.  The Towne Place Suites Management Agreement, which has an initial term of one-year commencing on January 19, 2011, provides for (i) monthly base management fees equal to 5% of gross revenues, as defined and (ii) certain incentive fees.  The TownePlace Suites Management Agreement provides for nine additional one-year extensions and may be terminated by either party with no less than 90-days written notice, by either party, in advance of the anniversary date.

Our interest in TownePlace Suites is a managing interest. Generally, quarterly distributions from TownePlace Suites will be made, beginning on May 10, 2011, (i) initially, to the Company and TPS Metairie, LLC on a pro rata basis in proportion to each member’s equity interest percentage until an annualized preferred return of 12% is achieved on their invested capital and (ii) thereafter, 85% to the Company and TPS Metairie, LLC pro rata in accordance with their respective ownership interest and 15% to the Sherman Family Trust, a third party related to TPS Metairie, LLC, but unrelated to the Company . We will consolidate the operating results and financial condition of TownePlace Suites and account for the ownership interest of TPS Metairie, LLC and any allocations of earnings and distributions to the Sherman Family Trust as noncontrolling interests.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 is based on the Company’s historical consolidated balance as of December 31, 2010 and reflects the acquisition of the TownePlace Suites as if it had occurred on December 31, 2010.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 is presented as if the Company’s acquisition of the TownePlace Suites had been completed at the beginning of the year presented.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our 2010 Annual Report on Form 10-K and the financial information and notes thereto of the TownePlace Suites included elsewhere herein. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2010, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2010
	Lightstone Value Plus Real Estate Investment Trust II, Inc.	TownePlace Suites	Pro Forma Adjustments		Pro Forma
Assets
Investments in unconsolidated affiliated real estate entity	$3,134,850	$-	$-		$3,134,850
Real estate, net	-	6,462,759	(6,462,759)	(a)	11,294,118
			11,294,118	(b)
Cash and cash equivalents	18,177,250	218,197	(218,197)	(a)	6,777,250
			(12,000,000)	(b)
			600,000	(j)
Restricted escrow	1,053,287	-	-		1,053,287
Accounts receivable	-	121,038	(121,038)	(a)	-
Mortgage loan receivable	7,088,864	-	-		7,088,864
Prepaid expenses and other assets	80,993	163,812	(163,812)	(a)	786,875
			705,882	(b)
Total Assets	$29,535,244	$6,965,806	$(6,365,806)		$30,135,244

Liabilities and Stockholders' Equity
Mortgage loan payable	$-	$6,649,330	$(6,649,330)	(a)	$-
Accounts payable and other accrued expenses	688,022	211,477	(211,477)	(a)	688,022
Due to sponsor	83,744	-	-		83,744
Distributions payable	543,357	-	-		543,357
Total liabilities	1,315,123	6,860,807	(6,860,807)		1,315,123

Commitments and contingencies

Stockholders' Equity:
Company's stockholders' equity:
Preferred shares, $0.01 par value	-	-	-		-
Common stock, $0.01 par value	34,671	-	-		34,671
Members' Capital		104,999	(104,999)	(a)	-
Additional paid-in-capital	28,067,078	-	-		28,067,078
Subscription receivable	(366,052)	-	-		(366,052)
Accumulated distributions in excess of net loss	(2,817,359)	-	-		(2,817,359)
Total Company stockholder’s equity	24,918,338	104,999	(104,999)		24,918,338
Noncontrolling interest	3,301,783	-	600,000	(j)	3,901,783

Total Stockholders' Equity	28,220,121	104,999	495,001		28,820,121

Total Liabilities and Stockholders' Equity	$29,535,244	$6,965,806	$(6,365,806)		$30,135,244

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2010

	Lightstone Value Plus Real Estate Investment Trust II, Inc.	TownePlace Suites	Pro Forma Adjustments		Pro Forma

Revenues	$-	$3,219,606	$-		$3,219,606

Expenses	1,050,833	2,237,781	48,754	(c)	3,750,593
			112,400	(d)
			15,972	(e)
			284,853	(g)

Operating (loss) income	(1,050,833)	981,825	(461,979)		(530,987)

Interest income	254,236	-	-		254,236
Interest expense		(423,326)	423,326	(f)
Gain on sale of unconsolidated real estate entity	181,259	-	-		181,259
Loss from investment in unconsolidated affiliated real estate entity	(165,150)	-	-		(165,150)

Net (loss) income	(780,488)	558,499	(38,653)		(260,642)

Less: net loss (income) attributable to noncontrolling interest	45	-	1,933	(h)	(25,947)
			(27,925)	(i)

Net (loss) income applicable to Company's common shares	$(780,443)	$558,499	$(64,645)		$(286,589)

Net (loss) income per Company's common share, basic and diluted	$(0.31)				$(0.11)

Weighted average number of common shares outstanding, basic and diluted	2,539,994				2,539,994

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

 The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and Citrus Suites, LLC DBA “TownePlace Suites by Marriott- Metairie, LA” (the “TownePlace Suites”) have been prepared based on the historical balance sheets of the Company and the TownePlace Suites as of December 31, 2010 and the historical statements of operations for the Company and the TownePlace Suites for the year ended December 31, 2010, after giving effect to the adjustments and assumptions described below.

The Company and the TownePlace Suites employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the TownePlace Suites have been made.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the TownePlace Suites. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

Note 2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on December 31, 2010 for balance sheet purposes and January 1, 2010 for statements of operations purposes and reflect the following pro forma adjustments:

a)	To reflect the elimination of the historical balance sheet of the TownePlace Suites to show the purchase of the TownePlace Suites as if it was entered into as of December 31, 2010.

b)	To reflect the purchase of the TownePlace Suites, as if it occurred on December 31, 2010, consisting of real estate and related intangible assets.

c)	Reflects step-up adjustment for depreciation and amortization to reflect the Company’s basis in the fair value of the assets of the TownePlace Suites.

d)	Reflects pro forma asset management fees. The Company’s advisor receives an annual asset management fee of 0.95% of the average invested assets.

e)	Reflects adjustment of management expense to reflect the Company’s agreement with a new management company.

f)	Reflects removal of historical interest expense associated with the mortgage loan payable not assumed in conjunction with the acquisition of the TownePlace Suites.

g)
Reflects pro forma acquisition fees associated with the TownePlace Suites of $284,853, including an acquisition fee of 0.95% of the purchase price of the TownePlace Suites payable to the Company’s advisor of $114,000.

h)	Reflects portion of pro forma adjustments attributable to non controlling interests.

i)	Reflects portion of income from the historical results of the TownePlace Suites attributable to non controlling interests as if the acquisition had occurred on January 1, 2010.

j)	To reflect contribution to LVP Metairie JV by noncontrolling member.

Note 3.         Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the year ended December 31, 2010.  As the pro forma statements of operations for the fiscal year ended December 31, 2010 shows a net loss, weighted average basic and diluted shares are the same.